Exhibit 3.1(ii)

BY-LAWS

OF

HANOVER BANCORP, Inc.

ARTICLE I

SHAREHOLDERS

Section 1.1.         Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of other business shall be held each year on such day and at such hour as shall be fixed by the Board of Directors.

Section 1.2.         Special Meetings. A special meeting of the shareholders may be called at any time by the board or the holders of a majority of the outstanding shares and shall be held on such day and at such hour as is fixed in the call of the meeting.

Section 1.3.         Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as may be fixed by the Board of Directors, or, to the extent permitted by law, such meetings may be held electronically, but whatever means are then legally permitted.

Section 1.4.         Notice of Meetings. Notice of each meeting of shareholders shall be in writing and shall state the place, date, and hour of the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such address as appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the shareholder at such other address. Notice of meetings of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 1.5.         Organization. At each meeting of shareholders, the President shall preside and the Secretary shall act as secretary of the meeting. If none of those designated to preside or to act as secretary of the meeting shall be present, the shareholders present in person or by proxy and entitled to vote at the meeting shall select someone to preside or to act as secretary, as may be needed.

Section 1.6.        Quorum. At each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Section 1.7.         Voting. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in such shareholder’s name on the record of shareholders. Except as otherwise provided by law or by the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon, except that directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Section 1.8.        Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy. Every proxy must be signed by the shareholder or the shareholder’s attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 1.9.         Conduct of Business.

(a)    The chairman of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 1.10.       Advance Notification of Nomination of Directors and Other Business to be Transacted at Shareholders’ Meetings.

(a)    At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 1.10. For business to be properly brought before an annual meeting by a shareholder, the business must relate to a proper subject matter for shareholder action and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholders’ notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholders’ notice as described above. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 1.10(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10(a), and if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

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(b)        At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

(c)        Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.10(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholders’ notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholders’ notice as described above. Such shareholder's notice shall set forth: (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that would indicate such person's qualification, and such information that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, regardless of whether the Corporation is then subject to the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the shareholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such shareholder, and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 1.10(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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ARTICLE II

BOARD OF DIRECTORS

Section 2.1.        Number. The number of directors which shall constitute the entire Board of Directors shall be at least one (1), with such precise number as determined by the Board of Directors from time to time.

Election and Term of Directors. Directors shall be elected at the annual meeting of shareholders. The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1; Class 2 and Class 3. The initial Directors of Class 1 shall serve until the Third Annual Meeting of Shareholders (three (3) years). At the Third Annual Meeting of Shareholders, the Directors shall be elected for a term of three (3) years, and after the expiration of such term, shall thereafter be elected every three (3) years for three-year terms. The initial directors of Class 2 shall serve until the Second (2nd) Annual Meeting of Shareholders (two (2) years). At the Second (2nd) Annual Meeting of the Shareholders, the Directors of Class 2 shall be elected for a term of three (3) years, and after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the First Annual Meeting of the Shareholders (One (1) year). At the Second Annual Meeting of the Shareholders, the Directors of Class 3 shall be elected for a term of three (3) years, and after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify even though his/her term of office, as herein provided, has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

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Section 2.2.       Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual meeting of shareholders. Other regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the President or a majority of the Board of Directors. Meetings of the Board of Directors shall be held at such place as from time to time may be fixed by resolution of the Board or by order of the President. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.

Section 2.3.       Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given. Notice of each special meeting shall be (i) mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, to the director’s residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or (ii) shall be sent to the director by facsimile or e-mail or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly provided by applicable law. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4.       Quorum and Manner of Acting. At each meeting of the Board of Directors, the presence of a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board.

Section 2.5.        Action without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 2.6.        Participation in Board Meetings by Video Conference and Other Means. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a video conference or similar communications equipment allowing all persons participating in the meeting to see and hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. At the discretion of the Chairman of the Board of Directors or any committee thereof, members may participate in such meetings by means of a conference telephone allowing all persons participating in the meeting to hear (but not see) each other at the same time.

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Section 2.7.      Resignation and Removal. Resignation and Removal of a director shall be in accordance with the Corporation’s Certificate of Incorporation and the New York Business Law.

Section 2.8.       Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a newly created directorship or a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Section 2.9.       Committees of the Board. The Board of Directors by resolution adopted by a majority of the entire Board of Directors, may designate an executive committee and other committees, each consisting of one (1) or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. The Board may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.10.     Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

Section 2.11.     Compensation of Directors. Each director shall be entitled to receive as compensation for his services as director or for attendance at meetings of the Board of Directors, such amounts (if any) as shall be fixed from time to time by the Board of Directors or shareholders. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 3.1.       Officers Enumerated. The officers of the Corporation may be a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person.

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Section 3.2.        Election and Term of Office. All officers shall be elected by the Board of Directors at its first meeting held after the annual election of directors, or as soon thereafter as possible. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed by the Board of Directors, with or without cause. Unless elected for a lesser term, and subject always to the right of the Board of Directors to remove an officer with or without cause, each officer shall hold office until such officer’s successor has been elected and qualified or until such officer’s death, resignation or removal.

Section 3.3.        The President. The President shall be the chief executive and chief operating officer of the Corporation and have general charge and supervision of the business of the Corporation. The President shall exercise such other powers and perform such duties as shall be assigned or required of him from time to time by the Board of Directors. In the absence or incapacity of any other officer of the Corporation, the President shall have the authority and may perform the duties of that officer.

Section 3.4.        The Secretary. The Secretary (a) shall keep or cause to be kept the minutes of all meetings of the Board of Directors, committees thereof and the shareholders, (b) shall perform like duties for committees of the Board when required, (c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer or other officer of the Corporation. In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 3.5.        The Treasurer. The Treasurer (a) shall have the care and custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer’s signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

Section 3.6.        Assistant Officers. Any Vice President, Assistant Secretary, or Assistant Treasurer elected by the Board of Directors, shall have such other authority and perform such other duties as the Board of Directors may prescribe.

Section 3.7.        Appointed Officers. The Board of Directors may delegate to any officer the power to appoint and to remove any subordinate officer, agent, or employee.

Section 3.8.        Securities of Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the President may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute proxies for that purpose. In addition, either such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or other securities and may appoint proxies or attorneys for that purpose.

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ARTICLE IV

SHARES AND THEIR TRANSFER

Section 4.1.        Certificates of Stock. Subject to the following sentence, every shareholder shall be entitled to have one or more certificates, in such form as the Board of Directors may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by said shareholder, which certificates shall be signed by, or in the name of, the Corporation by the President and by the Treasurer or the Secretary.

In addition, any provisions or terms contained in this Article IV or these Bylaws to the contrary notwithstanding, shares of the Corporation capital stock or other securities duly authorized and issued by the Corporation may be issued in book-entry only form, such that no physical certificates are issued but ownership of such shares is evidenced solely by entries on the records of the Corporation and/or its transfer agent kept for that purpose. Transfers of securities may also be made electronically and evidenced by book-entries only. In lieu of physical certificates, holders of such securities will receive account statements setting forth their ownership from the Corporation or its transfer agent.

Section 4.2.        Transfers. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by such holder’s duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and canceled. Except as otherwise required by law, the Corporation shall be entitled to treat the person or entity registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

Section 4.3.        Lost, Destroyed, or Mutilated Certificates. The Corporation may issue a new certificate representing shares of stock of the same tenor and the same number of shares in place of a certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed; provided, however, that the Board of Directors or the Corporation’s transfer agent may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond or indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

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ARTICLE V

GENERAL

Section 5.1.       Seal. The seal of the Corporation, if any, shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

Section 5.2.       Fiscal Year. The fiscal year of the Corporation shall end at the close of business on September 30 of each calendar year.

Section 5.3.       Biennial Report. The Board of Directors shall cause to be filed with the New York Secretary of State each biennial report required by law.

Section 5.4.       Indemnity. The Corporation shall indemnify its directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this Section 5.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of any director, offices or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in the New York Business Corporation Law. Neither the amendment nor the repeal of this Section 5.4, nor the adoption of any provision of these By-Laws or the Certificate of Incorporation of the Corporation or any other statute inconsistent with this Section 5.4, shall eliminate or reduce the effect of this Section 5.4 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VI

AMENDMENTS

These By-laws may be made, altered or repealed by the Board, subject to the right of the shareholders to alter or repeal any by-law made by the Board.

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